Exhibit 10.1

THESE ARE SPECULATIVE SECURITIES WHICH INVOLVE A HIGH DEGREE OF RISK.

IN MAKING AN INVESTMENT DECISION, PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISK OF AN INVESTMENT IN THE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”), dated as of __________________, is entered into among BioRegenx, Inc., a Nevada corporation (the “Company”), and the persons and entities (each individually a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”).

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, one or more secured convertible promissory notes in exchange for the consideration (the “Consideration”) set forth opposite each Purchaser’s name on the Schedule of Purchasers, which may be amended from time to time; and

WHEREAS, the Company is seeking minimum Consideration of $25,000 from each Purchaser, and up to $5,000,000 in total Consideration. The Company promises to pay Purchaser that amount indicated on Purchaser’s including any accrued but unpaid interest, two years from the date of the “Note”, the “Maturity Date”

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                Purchase and Sale of Notes. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to such Purchaser one or more promissory notes, the form of which is attached hereto as Exhibit A (the “Notes”). Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.                Closings.

2.1             Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by each Purchaser (the “Initial Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Purchaser(s) agree upon orally or in writing. At the Initial Closing, each Purchaser will deliver the Consideration to the Company and the Company will deliver to each Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

2.2             Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”), the Company may sell additional Notes subject to the terms of this Agreement to any Purchaser as it will select; provided that the aggregate principal amount of the Notes issued pursuant to this Agreement does not exceed $5,000,000. Any subsequent Purchasers of the Notes will become parties to and will be entitled to receive the Notes in accordance with, this Agreement. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon orally or in writing by the Company and such Purchasers of additional Notes. The Schedule of Purchasers will be updated to reflect the additional Notes purchased at each Subsequent Closing and the parties purchasing such additional Notes.

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3.                Payment of Indebtedness. Unless earlier converted into Conversion Shares (as defined below) in accordance with Section 4 below, the outstanding principal of a Note, together with interest on such unpaid principal from time to time outstanding computed from the date of the Note at the rate equal to sixteen percent (16%) per annum and paid semi-annually. Accrued interest shall be computed on the basis of a 365-day year, based on the actual number of days elapsed.

3.1             Principal. All payments of principal will be made in either, at each Purchaser’s sole discretion: (a) cash in lawful money of the United States of America paid and delivered at the principal office or residence of such Purchaser, or at such other place as such Purchaser may from time to time designate in writing to the Company; or (b) in the form of the Company’s common stock, par value $.0001 per share (the “Conversion Shares”) in that number thereof equal to the quotient (rounded down to the nearest whole share) obtained by dividing (i) the amount of outstanding principal by (ii) $0.09 (the “Conversion Price”).

3.2             Interest. From and including the date hereof to, but excluding, the Maturity Date (as defined below), interest on the Note(s) shall accrue on the unpaid principal amount (including as increased by all accrued and unpaid PIK Interest (as defined below)) of the Note(s) outstanding from time to time at a rate per annum equal to 16.00% and shall be payable in United States dollars semi-annually in arrears on June 30 and December 31 of each year (and on the Maturity Date), commencing on the closing date, or if any such day is not a Business Day, on the immediately prior Business Day (each, an “Interest Payment Date”). Payments of accrued interest equal to 6% will be made semi-annually in cash in lawful money of the United States of America. Payments of accrued interest equal to 10% on any Interest Payment Date will be paid by capitalizing such interest (the “PIK Interest”) and adding it to (and thereby increasing) the outstanding principal amount of the Note (as increased by any prior payments of PIK Interest). All interest on the Note so capitalized shall be paid on or prior to the Maturity Date in accordance with the terms and conditions of the Note. Interest shall be calculated on the basis of a 360-day year and actual days elapsed.

3.3             Certificates. As promptly as practicable after the repayment or conversion of each Note, the Company (at its expense) will have its transfer agent issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Shares (if certificated), or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Conversion Shares held by such holder. The Company will not be required to issue or deliver the Conversion Shares until the holder of such Note has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss).

4.                Conversion. Each Note will be convertible into Conversion Shares pursuant to the following terms.

4.1             Optional Conversion. At any time prior to the Maturity Date, a Purchaser will have the right, but not the obligation, to convert some or all of its outstanding principal under a Note into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (a) the amount of outstanding principal on the Note that a Purchaser wants to convert by (b) the Conversion Price. If a Purchaser elects to exercise the conversion right under this Section 4.1, it will give written notice (an “Optional Conversion Notice”) to the Company of its intent to exercise the conversion right under this Section 4.1. The Company will, as soon as practicable after receipt of the Optional Conversion Notice, issue and deliver to such Purchaser a certificate evidencing such Conversion Shares in accordance with Section 3.3.

4.2             Forced Conversion. Upon the Company listing on a National exchange, (for example, NYSE, NASDAQ) the Company may force conversion of the “Note” at the lesser of the “Conversion Price” or at a 15% discount to the National Exchange listing pricing. If the Company elects to exercise the conversion right under this Section 4.2, it will give written notice (a “Forced Conversion Notice”) to the Purchasers of its intent to exercise the conversion right under this Section 4.2. The Company will, as soon as practicable after delivery of the Forced Conversion Notice, issue and deliver to such Purchaser a certificate evidencing such Conversion Shares in accordance with Section 3.3.

4.3             No Fractional Shares. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which a Holder would otherwise be entitled, the Company will pay to such Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.

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4.4             Release. Upon full or partial conversion of a Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to the Amount Due being converted including, without limitation, the obligation to pay such portion of the Amount Due.

4.5             Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, conversion, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and the Notes in the taking of all such action as may be necessary or appropriate in order to protect the conversion right against impairment.

4.6             Adjustment of Number of Conversion Shares. The number of Conversion Shares issuable upon the conversion of the Notes is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.6.

(a)	Change in Shares. In case the Company shall: (i) make a distribution on its equity securities in additional equity securities; (ii) subdivide its outstanding shares of equity securities into a greater number of equity securities; or (iii) combine its outstanding equity securities into a smaller number of equity securities, the Conversion Price and the number of Conversion Shares into which a Note is convertible shall be adjusted so that with respect to any Note thereafter surrendered for conversion under this Section 4 or interest paid under Section 3.2, the Purchasers shall be entitled to receive the number of Conversion Shares which the Purchasers would have owned or would have been entitled to receive after the happening of any of the events described above had a Note been converted immediately prior to the record date, in the case of a distribution, or the effective date, in the case of a subdivision or combination. An adjustment made pursuant to this Section 4.6(a) shall become effective immediately after the record date, in the case of a distribution, except as provided in Section 4.6(c), and shall become effective immediately after the effective date, in the case of a subdivision or combination. No adjustment in the Conversion Price shall be made if, at the same time as the Company shall issue equity securities as a distribution on the outstanding shares which would otherwise call for an adjustment in the Conversion Price, the Company shall issue such equity securities as a distribution on the outstanding Notes equivalent to the number and type of equity securities distributable on the outstanding equity securities (as if this Note were ultimately converted under Section 4.1).

(b)	Other Distributions. In case the Company shall distribute to all holders of its equity securities (including any such distribution made in connection with a consolidation, conversion or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (excluding cash distributions and distributions referred in Section 4.6(a) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase debt securities, assets or other securities of the Company (excluding those referred to in Section 4.6(a) above), then, in each case, the Company shall set aside and maintain for the benefit of the Purchasers the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets, in an amount equal to the distribution of such item that the Purchasers would have been entitled to receive after the happening of any of the events described above had the Notes been converted under this Section 4 immediately prior to the record date of the distribution. Such rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets shall be delivered to the Purchasers upon conversion of the Notes.

(c)	Notice Upon Adjustment. Whenever there is an adjustment in the number or kind of equity securities issuable upon conversion of the Notes, or both, as provided in this Section 4.6, the Company shall: (i) issue a certificate signed by the chief executive of the Company, showing in detail the facts requiring such adjustment and the number and kind of equity securities issuable upon conversion of each Note after such adjustment; and (ii) cause a notice stating that such adjustment has been effected and stating the number and kind of equity securities issuable upon conversion of each Note to be sent by first class U.S. mail or electronic mail to the Purchasers.

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(d)	Notice Upon Certain Events. If, at any time prior to the satisfaction in full of the debt evidenced by the Notes: (i) the Company shall declare any distribution payable in equity securities of the Company; or (ii) the Company shall authorize the issuance to all holders of equity securities of rights, options or warrants to subscribe for or purchase equity securities or of any other subscription rights or warrants; or (iii) the Company shall authorize the distribution to all holders of equity securities evidences of its indebtedness or assets; or (iv) the Board of Directors of the Company shall have approved any consolidation, conversion or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the Company or any reclassification or change of equity securities issuable upon conversion of the Notes (other than as a result of a subdivision or combination), or a tender offer or exchange offer for equity securities; or (v) the voluntary or involuntary dissolution, liquidation or winding up of the Company occurs; or (vi) the Company proposes to take any action which would require an adjustment in the number or kind of equity securities issuable upon conversion of the Notes pursuant to this Section 4.6; then the Company shall cause to be given to the Purchasers, at least ten (10) calendar days prior to the applicable record date specified, or promptly in the case of events for which there is no record date, a written notice stating:

(A)	the date as of which the holders of record of equity securities to be entitled to receive any such rights, options, warrants or distribution are to be determined;

(B)	the initial expiration date set forth in any tender offer or exchange offer for equity securities; or

(C)	the date on which any such consolidation, conversion, merger, sale, transfer, lease, reclassification, change, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of equity securities shall be entitled to exchange such equity securities for securities or other property, if any, deliverable upon such consolidation, conversion, merger, sale, transfer, lease, reclassification, change, dissolution, liquidation or winding up.

(e)	The form of the Notes need not be changed because of any adjustment made pursuant to this Section 4.6, and any note issued in exchange or substitution thereof after such adjustment may state the same Conversion Price and the same number of Conversion Shares as are stated in the Notes. The Company may, however, at any time in its reasonable discretion make any change in the form of the Notes that it may reasonably deem appropriate because of any adjustment made pursuant to this Section 4.6 that does not affect the substance hereof, and any notes thereafter issued, whether in exchange or substitution for the Notes or otherwise, may be in the form as so changed.

6.               Optional Prepayment. The Company shall have the privilege and option, without penalty or forfeiture, to pay the entire principal amount of the Notes or any part thereof, together with the appropriate number of Conversion Shares for all accrued interest thereon to the date of prepayment, at any time prior to the Maturity Date, but subject to the notice requirements as described below. Prior to making such payment, the Company shall provide each Purchaser with written notice 15 days prior to the date of payment or payoff, and during such 15-day period, each Purchaser shall have the right to convert its Note in accordance with Section 4.1 by providing the Optional Conversion Notice to the Company. In the event of prepayment, should a Purchaser wish NOT to convert, such Purchaser may take no action, or such Purchaser may notify the Company by written notice of such Purchaser’s demand to receive prepayment in lieu of optional conversion. For each prepayment of principal under the Notes, the Company shall pay each Purchaser a pro-rata amount of such prepayment based on the then outstanding principal under a Purchaser’s Note and the total then outstanding principal under all of the Notes.

7.                Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

7.1             Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

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7.2             Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

8.                Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

8.1             Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

8.2             Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

8.3             Disclosure of Information; Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, each Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Each Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

8.4             Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

8.5             Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Each Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

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8.6             Restricted Securities. Each Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

8.7             No Active Public Market. The Company’s common stock is listed on the Over-the-Counter Pink Sheets. Each Purchaser understands that no active public market now exists for the Securities and that the Company has made no assurances that an active public market will ever exist for the Securities.

8.8             No General Solicitation. Each Purchaser, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

8.9             Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified in the address shown on such Purchaser’s signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser’s principal place of business is located in the state or province identified in the address shown on such Purchaser’s signature page hereto.

8.10          Foreign Investors. If a Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Each such Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Purchaser’s jurisdiction. Each such Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

8.11          No “Bad Actor” Disqualification. The Purchaser represents and warrants that neither (A) the Purchaser nor (B) any entity that controls the Purchaser or is under the control of, or under common control with, the Purchaser, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company. The Purchaser represents that the Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this paragraph and agrees to notify the Company if the Purchaser becomes aware of any fact that makes the representation given by the Purchaser hereunder inaccurate.

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9.            Miscellaneous.

9.1             Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the holders of a majority-in-interest of the aggregate principal amount of the Notes then outstanding (the “Requisite Noteholders”). This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2             Choice of Law. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Tennessee, without giving effect to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Tennessee.

9.3             Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4             Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5             Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by electronic mail; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 9.5).

9.6             No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold each Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.7             Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

9.8             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

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9.9             Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties regarding the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 9.9 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

9.10          Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 9.9 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser.

9.11          Transfer Restrictions.

(a)              Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, each Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 8 and if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act. Notwithstanding the above, no such opinion of counsel shall be necessary for a transfer by the Purchaser to a partner (or retired partner) or member (or retired member) of the Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchasers hereunder. Each Purchaser agrees that it will not make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

(b)             Legends. Each Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

9.12          Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

9.13          Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Agreement and the Notes and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.

9.14          Waiver of Jury Trial. Each party hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, the Securities or the subject matter hereof or thereof. The scope of this waiver is intended to be all- encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims (including negligence), breach of duty claims, and all other common law and statutory claims. This Section 9.14 has been fully discussed by each of the parties hereto and these provisions will not be subject to any exceptions. Each party hereto hereby further represents and warrants that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Convertible Note Purchase Agreement as of the date set forth above.

BioRegenx, Inc.

By: __________________________

William Resides

Chief Executive Officer

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INDIVIDUAL SIGNATURE PAGE

All individual Purchasers must complete and sign this page. Total payment to be tendered is the amount on line 8.

1.	Purchaser Name(s) (please print):

2.	Social Security Number(s):

3.	Form of Ownership (e.g., individual, joint tenants with rights of survivorship, tenants in common, community property):

4.	Resident Address:

5.	Mailing Address (if different from above):

6.	Primary Contact No.:

7.	E-mail Address:

8.	Total Consideration:

9.	Purchaser Signature: ______________________________

Dated: __________

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ENTITY SIGNATURE PAGE

All entity Purchasers must complete and sign this page. Total payment to be tendered is the amount on line 8.

1.                Purchaser (Entity) Name (please print): __________________, a ___________[state] ______________[entity type]

1.	Employer Identification Number: _________________________________ (Include Social Security Numbers if a Trust or Partnership)

2.	Business/Principal Office Address: _______________________________

3.	Mailing Address (if different from above): __________________________

4.	Primary Contact No.: ( )

5.	E-mail: _____________________________________________________

6.	Total Consideration: ___________________________ ($25,000 minimum)

Purchaser Signature: ______________________________________ Dated: _______________

                                      (person authorized to sign on behalf of investor)

Name: _________________________________

(please print)

Title: __________________________________

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